UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of BioCryst Pharmaceuticals, Inc. (the “Company”) approved, by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote, a proposal to amend the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (the “Plan Amendment,” and such plan, as amended, the “Stock Incentive Plan”) to increase the number of shares available for issuance under the Stock Incentive Plan by 1,000,000 shares to 15,274,576 shares as of March 28, 2017. In connection with the increase in shares available under the Plan, the Plan Amendment also provides for four stockholder-friendly provisions: (i) a minimum one-year vesting period for all future awards, provided that this limitation shall not apply to up to five percent of the total number of shares available for issuance under the Stock Incentive Plan following approval of the Plan Amendment at the Annual Meeting, (ii) the prohibition on the payment of dividends on unvested awards, (iii) a provision specifying that, following a change of control of the Company in which the acquiror or successor of the Company does not assume outstanding performance-based shares of restricted stock or Restricted Stock Units (“RSUs”), such shares of restricted stock or RSUs will vest based on the higher of actual performance goal attainment through the date of the change of control or a pro-rated amount based on the target performance and the time elapsed in the performance period as of the date of the change of control, and (iv) the adoption of a one-year minimum holding period requirement (or, if later, until applicable stock ownership guidelines are met) for all shares issued under the Stock Incentive Plan.

A detailed description of the Stock Incentive Plan is included in the Company’s Definitive Proxy Statement for the Annual Meeting. The description of the Stock Incentive Plan in this report does not purport to be complete and is qualified by reference to the full text of the Stock Incentive Plan, a current copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on May 24, 2017 for the purpose of: (1) electing three directors to serve for a term of three years and until a successor is duly elected and qualified; (2) ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017; and (3) approving the Plan Amendment described in Item 5.02 above; (4) holding an advisory vote approving the Company’s executive compensation and (5) holding an advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

The nominees for director were elected by the following votes:

	FOR	WITHHELD
George B. Abercrombie	53,625,081	672,861
Stanley C. Erck	51,575,699	2,722,243
Jon P. Stonehouse	53,684,962	612,980

In addition, there were 15,202,650 broker non-votes for each director.

The proposed ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 was approved by the following votes:

FOR	69,001,458
AGAINST	133,079
ABSTAIN	366,055

The Plan Amendment was approved by the following votes:

FOR	49,321,435
AGAINST	4,808,392
ABSTAIN	168,115
BROKER NON-VOTES	15,202,650

The proposed advisory resolution regarding executive compensation was approved by the following votes:

FOR	41,562,720
AGAINST	752,342
ABSTAIN	11,982,880
BROKER NON-VOTES	15,202,650

The proposal relating to the advisory vote on the frequency of future advisory votes on the Company’s executive compensation was voted on as follows:

ONE YEAR	49,744,230
TWO YEARS	242,122
THREE YEARS	4,017,951
ABSTAIN	293,639
BROKER NON-VOTES	15,202,650

In light of these voting results, the Company plans to hold future advisory votes approving executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board of Directors of the Company otherwise determines that a different frequency is in the best interests of the Company and its stockholders.

There was no other business voted upon at the Annual Meeting.

Item 8.01. Other Events.

On May 30, 2017, the Company issued a press release announcing the appointment of Robert A. Ingram as Chairman of its Board of Directors. Following the Annual Meeting, Mr. Ingram will serve as Chairman of the Board of Directors and George B. Abercrombie will serve as a member of the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (as Amended and Restated April 3, 2017).
99.1	Press release dated May 30, 2017 entitled “Robert A. Ingram Named Chairman of BioCryst Pharmaceuticals, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2017	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel,
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (as Amended and Restated April 3, 2017).
99.1	Press release dated May 30, 2017 entitled “Robert A. Ingram Named Chairman of BioCryst Pharmaceuticals, Inc.”